Registration No. ______________________

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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM SB-2
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

LA SOLUCION, INC.
(Name of small business issuer in its charter)

Delaware	7389	20-3079717
(State or Other Jurisdiction of Organization)	(Primary Standard Industrial Classification Code)	(IRS Employer Identification #)

LA SOLUCION, INC.	THE CORPORATION TRUST COMPANY
P.O. Box 3254	1209 Orange Street
Chapel Hill, North Carolina 27515	Wilmington, Delaware 19801
7425 Brighton Village Dr.	(302) 658-7581
(Address and telephone number of registrant' s executive office) Raleigh, NC 27616	(Name, address and telephone number of agent for service)
(919) 538-2305
Copies to:
Conrad C. Lysiak, Esq.
601 West First Avenue, Suite 903
Spokane, Washington 99201
(509) 624-1475

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:

As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the " Securities Act" ) check the following box. [X]

If this Form is filed to register additional common stock for an offering under Rule 462(b) of the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed under Rule 462(c) of the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed under Rule 462(d) of the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [   ]

If delivery of the prospectus is expected to be made under Rule 434, please check the following box.[   ]

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CALCULATION OF REGISTRATION FEE

Securities to be	Amount To Be	Offering Price	Aggregate	Registration Fee
Registered	Registered	Per Share	Offering Price	[1]

Common Stock:	1,666,000	$0.10	$166,600	$6.06

[1] Estimated solely for purposes of calculating the registration fee under Rule 457(c).

REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON DATES AS THE COMMISSION, ACTING UNDER SAID SECTION 8(a), MAY DETERMINE.

Prospectus

LA SOLUCION, INC.
1,666,000 Shares of Common Stock

We are registering for sale by selling shareholders, 1,666,000 shares of common stock. We will not receive any proceeds from the shares sold by the selling shareholders.

The sales price to the public is fixed at $0.10 per share until such time as the shares of our common stock become traded on the Bulletin Board operated by the National Association of Securities Dealers, Inc. Currently we are not listed for trading on any national securities exchange or the Nasdaq Stock Market. If our common stock becomes quoted on the Bulletin Board, then the sales price to the public will vary according to the selling decisions of each selling shareholder and the market for our stock at the time of resale.

Our shares of common stock are not traded anywhere.

Investing in our common stock involves risks. See "Risk Factors" starting at page 6.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is _________________________.

SUMMARY OF OUR OFFERING

Our business

We are a start-up stage company. We are a company without revenues or operations, we have minimal assets and have incurred losses since inception. We are engaged in the business of providing assistance to the non-English speaking Hispanic population in building and maintaining a life in North Carolina.

Our principal executive offices are located at 7424 Brighton Village Drive, Raleigh North Carolina 27616. Our mailing address is P.O. Box 3254, Chapel Hill North Carolina 27515. Our telephone number is (919) 538-2305. Our fiscal year end is October 31.

The offering

Following is a brief summary of this offering:

Securities being offered by selling shareholders	1,666,000 shares of common stock
Offering price per share	$0.10
Net proceeds to us	None
Number of shares outstanding before the offering	6,666,000
Number of shares outstanding after the offering if all of the shares are sold	6,666,000

Selected financial data

The following financial information summarizes the more complete historical financial information at the end of this prospectus.

	As of October 31, 2006	As of October 31, 2005
	(Audited)	(Audited)
Balance Sheet
Total Assets	$109,383	$194,446
Total Liabilities	$2,388	$2,540
Stockholders Equity	$106,995	$191,906

	Year Ended	Year Ended
	October 31, 2006	October 31, 2005
	(Audited)	(Audited)

Income Statement
Revenue	$-0-	$-0-
Total Expenses	$58,074	$5,604
Net Loss	$(54,061)	$(5,604)

RISK FACTORS

Please consider the following risk factors before deciding to invest in our common stock.

Risks associated with LA SOLUCION, INC.:

1. We have a very limited operating history and have losses which we expect to continue into the future. As a result, we may have to suspend or cease operations.

We were incorporated in April, 2005 and we have just started our proposed business operations and not realized any revenues. We have a limited operating history upon which an evaluation of our future success or failure can be made. To achieve and maintain profitability and positive cash flow we are dependent upon:

*	our ability to generate revenues
*	our ability to generate a profit.

Based upon current plans, we expect to incur operating losses in future periods. This will happen because there are expenses associated with hiring additional client service representatives to start our business. As a result, we may not generate revenues in the future. Failure to generate revenues will cause us to suspend or cease operations.

2. Because there is a shortage of experienced Spanish language translators in North Carolina we may have to search outside the state to hire qualified personnel. If we can' t locate qualified personnel, we may have to suspend or cease operations which will result in the loss of your investment.

Because there is a shortage of experienced professionals in translating documents from English to Spanish or Spanish to English, we may have to hire qualified persons from out of state to translate documents. Our management may not be able to handle all requests for document translation and related services and this may result in heavy losses of clients. Management' s decisions and choices may not take into account standard translation techniques that competing corporations commonly use due to niche market uniqueness. Consequently our operations, earnings and ultimate financial success could suffer irreparable harm due to the companies lack of experienced client service representatives in this industry. As a result we may have to suspend or cease operations which will result in the loss of your investment.

3. Because we are small and do not have much capital, we may have to limit our initial business activities which may result in a loss of your investment.

Because we are small and do not have much capital, we must limit our activities. As such we may not be able to compete with large entities that translate documents and assist the non-English speaking Hispanic population. In that event we are unable to attract customers to our services; we will not generate revenues or profits. If that occurs, you will lose your investment.

4. Because Messrs Tejeda-Acevedo and Gonzlez have other outside business activities, each will only be devoting 30% of his time, or 12 hours per week to our operations. Our operations may be sporadic which may result in periodic interruptions or suspensions of Messrs Tejeda-Acevedo' s and Gonzlez' s time commitment.

Because Messrs Tejeda-Acevedo and Gonzalez has other outside business activities, each will only be devoting 30% of his time, approximately twelve hours per week, to our operations. As a result, our operations may be sporadic and occur at times which are convenient to Messrs Tejeda-Acevedo and Gonzalez. As a result, our operations may be periodically interrupted or suspended.

5. We operate in a highly competitive industry and we cannot guarantee that we will ever achieve any level of success in competing for clients with other companies that provide assistance to the non-English speaking Hispanic population.

The language translation portion of our business is very competitive. We are at a competitive disadvantage in attracting clients due to our relatively small size and somewhat limited scope of our services. In addition, there is not a significant barrier to entry by competitors. Our competitors are larger and more diversified than we are and have greater financial resources. We cannot predict the degree of success, if any, with which we will meet competition in the future.

6. We may need additional capital which we may not be able to obtain on acceptable terms. Any inability to raise additional capital when needed could adversely affect our ability to grow our company.

Our future capital requirements depend on a number of factors, including our ability to grow, our net sales, and the management of our business. If we are to substantially grow, it is likely we will need to raise additional capital, possibly through the issuance of long-term or short-term indebtedness or the issuance of equity securities in private placement transactions. If we raise additional capital through the issuance of debt, this will result in increased interest expense. If we raise additional funds through the issuance of equity or convertible debt securities, the percentage ownership of our existing shareholders will be reduced and those shareholders will experience dilution. In addition, new securities may contain certain rights, preferences or privileges that are senior to those of our common stock. We cannot assure you that acceptable financing can be obtained on suitable terms, if at all.

Risks associated with this private placement:

7. Because Raymond Tejeda-Acevedo, one of our officers and directors, owns more than 50% of the outstanding shares, he retains control of us and will be able to decide who will be directors and you will not be able to elect any directors which could decrease the price and marketability of the shares.

Raymond Tejeda-Acevedo owns 5,000,000 shares and controls us. As a result, Mr. Tejeda-Acevedo is able to elect all of our directors and control our operations.

Risks associated with this offering:

8. Because there is no public trading market for our common stock, you may not be able to resell your stock.

There is currently no public trading market for our common stock. Therefore there is no central place, such as stock exchange or electronic trading system, to resell your shares. If you do want to resell your shares, you will have to locate a buyer and negotiate your own sale.

9. Because the SEC imposes additional sales practice requirements on brokers who deal in our shares which are penny stocks, some brokers may be unwilling to trade them. This means that you may have difficulty reselling your shares and this may cause the price of the shares to decline.

Our shares would be classified as penny stocks and are covered by Section 15(g) of the Securities Exchange Act of 1934 and the rules promulgated thereunder which impose additional sales practice requirements on brokers/dealers who sell our securities in this offering or in the aftermarket. For sales of our securities, the broker/dealer must make a special suitability determination and receive from you a written agreement prior to making a sale for you. Because of the imposition of the foregoing additional sales practices, it is possible that brokers will not want to make a market in our shares. This could prevent you from reselling your shares and may cause the price of the shares to decline.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the shares of common stock in this offering. All proceeds from the sale of the shares of common stock will be received by the selling shareholders.

DETERMINATION OF OFFERING PRICE

The price of the shares has been determined by our officers and directors. They selected the $0.10 price the sale of our shares of common stock. It was the price our shareholders paid for their shares. Currently there is no market for the shares and we wanted to give our shareholders the ability to sell their shares. If our shares are listed for trading on the Bulletin Board, the price of the shares will be established by the market.

DILUTION

Since all of the shares of common stock being registered are already issued and outstanding, no dilution will result from this offering.

PLAN OF DISTRIBUTION

There are 45 selling shareholders. They may be deemed underwriters. They may sell some or all of their common stock in one or more transactions, including block transactions:

1.	On such public markets or exchanges as the common stock may from time to time be trading;
2.	In privately negotiated transactions;
3.	Through the writing of options on the common stock;
4.	In short sales; or
5.	In any combination of these methods of distribution.

The sales price to the public is fixed at $0.10 per share until such time as the shares of our common stock become traded on the Bulletin Board operated by the National Association of Securities Dealers, Inc. or another exchange. There is, however, no assurance of when, if ever, the shares will become traded on the Bulletin Board or any other exchange. If our common stock becomes quoted on the Bulletin Board or another exchange, then the sales price to the public will vary according to the selling decisions of each selling shareholder and the market for our stock at the time of resale. In these circumstances, the sales price to the public may be:

1.	The market price of our common stock prevailing at the time of sale;
2.	A price related to such prevailing market price of our common stock; or
3.	Such other price as the selling shareholders determine from time to time.

The shares may also be sold in compliance with the Securities and Exchange Commission's Rule 144. The selling shareholders may also sell their shares directly to market makers acting as principals or brokers or dealers, who may act as agent or acquire the common stock as a principal. Any broker or dealer participating in such transactions as agent may receive a commission from the selling shareholders, or, if they act as agent for the purchaser of such common stock, from such purchaser. The selling shareholders will likely pay the usual and customary brokerage fees for such services. Brokers or dealers may agree with the selling shareholders to sell a specified number of shares at a stipulated price per share and, to the extent such broker or dealer is unable to do so acting as agent for the selling shareholders, to purchase, as principal, any unsold shares at the price required to fulfill the respective broker's or dealer's commitment to the selling shareholders. Brokers or dealers who acquire shares as principals may thereafter resell such shares from time to time in transactions in a market or on an exchange, in negotiated transactions or otherwise, at market prices prevailing at the time of sale or at negotiated prices, and in connection with such re-sales may pay or receive commissions to or from the purchasers of such shares. These transactions may involve cross and block transactions that may involve sales to and through other brokers or dealers.

We can provide no assurance that all or any of the common stock offered will be sold by the selling shareholders. We are bearing all costs relating to the registration of the common stock, estimated to be $30,000.00. The selling shareholders, however, will pay commissions or other fees payable to brokers or dealers in connection with any sale of the common stock. The selling shareholders must comply with the requirements of the Securities Act of 1933 and the Securities Exchange Act of 1934 in the offer and sale of the common stock. In particular, during such times as the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and may, among other things:

1. Not engage in any stabilization activities in connection with our common stock;

2. Furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and

3. Not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Securities Exchange Act of 1934.

There is no assurance that any of the selling shareholders will sell any or all of the shares offered by them. Under the securities laws of certain states, the shares may be sold in such states only through registered or licensed brokers or dealers. In addition, in certain states the shares may not be sold unless they have been registered or qualified for sale in that state or an exemption from registration or qualification is available and is met. There are no pre-existing contractual agreements for any person to purchase the shares.

Of the 6,666,000 shares of common stock outstanding, 5,000,000 shares are owned by Raymond Tejeda-Acevedo, one of our officers and directors and may only be resold pursuant to a registration statement or in compliance with Rule 144 of the Securities Act of 1933.

We have not declared any cash dividends, nor do we intend to do so. We are not subject to any legal restrictions respecting the payment of dividends, except that they may not be paid to render us insolvent. Dividend policy will be based on our cash resources and needs and it is anticipated that all available cash will be needed for our operations in the foreseeable future.

Section 15(g) of the Exchange Act

Our shares are covered by section 15(g) of the Securities Exchange Act of 1934, as amended, and Rules 15g-1 through 15g-6 promulgated thereunder. They impose additional sales practice requirements on broker/dealers who sell our securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouses).

Rule 15g-1 exempts a number of specific transactions from the scope of the penny stock rules.

Rule 15g-2 declares unlawful broker/dealer transactions in penny stocks unless the broker/dealer has first provided to the customer a standardized disclosure document.

Rule 15g-3 provides that it is unlawful for a broker/dealer to engage in a penny stock transaction unless the broker/dealer first discloses and subsequently confirms to the customer current quotation prices or similar market information concerning the penny stock in question.

Rule 15g-4 prohibits broker/dealers from completing penny stock transactions for a customer unless the broker/dealer first discloses to the customer the amount of compensation or other remuneration received as a result of the penny stock transaction.

Rule 15g-5 requires that a broker/dealer executing a penny stock transaction, other than one exempt under Rule 15g-1, disclose to its customer, at the time of or prior to the transaction, information about the sales persons compensation.

Rule 15g-6 requires broker/dealers selling penny stocks to provide their customers with monthly account statements.

Rule 15g-9 requires broker/dealers to approved the transaction for the customer' s account; obtain a written agreement from the customer setting forth the identity and quantity of the stock being purchased; obtain from the customer information regarding his investment experience; make a determination that the investment is suitable for the investor; deliver to the customer a written statement for the basis for the suitability determination; notify the customer of his rights and remedies in cases of fraud in penny stock transactions; and, the NASD's toll free telephone number and the central number of the North American Administrators Association, for information on the disciplinary history of broker/dealers and their associated persons.

The application of the penny stock rules may affect your ability to resell your shares.

BUSINESS

General

We were incorporated in the State of Delaware in April, 2005. We maintain our statutory registered agent's office at the Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware, 19801, New Castle County. Our registered agent is The Corporation Trust Company. Our business office is located at 7424 Brighton Village Drive, Raleigh, North Carolina 27616. Our mailing address is P.O. Box 3254, Chapel Hill, North Carolina 27515. This is the home of Francisco J. Gonzalez. Mr. Gonzalez supplies this office space to us on a rent-free basis. Mr. Gonzalez is our secretary and a member of our board of directors. Our telephone number is (919) 538-2305.

We have no revenues, have achieved losses since inception, and have limited operations.

Services

We provide assistance to the non-English speaking Hispanic population in building and maintaining a life in North Carolina.

Our services include, but are not limited to, establishing ties and assisting it' s residents by providing services such as language translation and the facilitation of the necessary processes and procedures related to banking; renting apartments, buying homes, connecting gas, power, water and telephone for new residences; getting auto, home, and medical insurance; finding doctors, real estate agents, attorneys, and daycare; registering for classes at local schools, finding jobs, filling out employment applications; gaining citizenship, filing tax forms; and buying a car, properly getting a drivers license, tags and inspections on automobiles.

Prices for our services vary based on the individual needs and requirements of individual clients.

Getting a drivers license, finding lodging or work, matriculating the children in schools can be an intimidating and sometimes impossible task. Therefore, our company name will be La Solucion, which in direct translation means The Solution.

Industry

Based on 2000 Census data, the Hispanic population in the United States has increased from 22 million in 1990 to 35.2 million in 2000. According to Migration Information Source (www.migrationinformation.org), California, Texas and Florida had the largest number of foreign-born Hispanics, however, North Carolina, Georgia and Arkansas had the greatest growth in Hispanic population between 1990 and 2000. These trends have continued through 2004, and are expected to continue into the foreseeable future. According to the NC Division of Social Services, the term Hispanic refers to a person who can trace their heritage back to any Spanish-speaking country. Since many Hispanic residents were not born in the United States and do not speak English, significant problems have been noted within the Hispanic communities.

Based on these figures, and our established contacts currently in North Carolina, we have decided to begin our operations in eastern North Carolina. Expansion efforts will then take us into Central and Western North Carolina. The total Hispanic population in North Carolina grew by 397% between 1990 and 2000, resulting in nearly 379,000 Hispanic residents in North Carolina at the end of 2000. However, growth of Hispanic friendly communications and interactions has been slow to catch on. This isolation from the general public resulted in communities that were almost completely cut off from the mainstream America, thus allowing Hispanics in these communities few opportunities to build a law-abiding, healthy and productive life in North Carolina. As stated by Steven A. Camarota, the research director for the Center for Immigration Studies, " Allowing in so many people from one country and region of the world may significantly slow the assimilation process by creating the critical mass necessary for linguistic, cultural, and residential isolation."

Currently, North Carolina is moving in the right direction to help Hispanics assimilate more successfully. There are at least 25 local Spanish language weekly newspapers, a variety of Spanish radio stations, and two local Spanish television networks. A full time Mexican Consulate opened in Raleigh, North Carolina in 2001, and the Administrative Office of the Courts in North Carolina secured grants to make the court system more accessible to Spanish speaking residents. According to " Voces Nuevas," a publication out of Randolph County, North Carolina, businesses and schools are also becoming more Hispanic friendly by increasing the number of bilingual employees and by printing many forms, documents, and handouts in both English and Spanish.

Despite these advances, language barriers remain an issue for Hispanics trying to build a life in North Carolina. According to " Voces Nuevas," Hispanics account for 5.9% of all US buying power, and the buying power of Hispanics in North Carolina grew by 177% during the 1990' s, yet many Hispanics have trouble spending their money in North Carolina because many cannot find service providers, and those that find service providers often cannot communicate effectively with them.

* Many Hispanics do not receive proper medical care due to the inability to find a doctor who can effectively communicate with them and also due to a lack of understanding of health insurance. According to www.lasculturas.com, only 28% of Hispanics in the US seek medical care of any kind.

* Many Hispanics are not aware of or do not understand state and local laws. According to the Burlington Police Chief Michael Gauldin, "One issue is their lack of knowledge as to things like motor vehicle laws - getting driver's licenses, insurance and tags."

* Many Hispanics do not have checking accounts due to cultural norms of not trusting banks, and due to an inability to properly fill out forms and communicate with bank employees. According to "Voces Nuevas," Hispanics "avoid banks because of difficulty communicating in English and a lack of outreach by local banks - all of which overlay distrust for financial institutions or a total lack of experience with banks." RBC Centura has recently launched an initiative in North Carolina to try to solve some of these problems and integrate the Hispanic community into the banking industry.

* Other difficulties include finding day care, buying a car, finding a place to live, understanding and gaining citizenship and paying taxes.

Our Operations and Projected Expansion

When choosing a location for our business, we compiled data from the 2000 census to determine which North Carolina counties had the highest percentage population of Hispanics and then grouped those counties by location. The results can be found in the table and illustration presented on the following pages.

County in North Carolina	Hispanic Population in Number as of 2000	Hispanic Population as Percentage in 2000
Group 1
Hoke	2,415	7.18%
Cumberland	20,919	6.90%
Sampson	6,477	10.77%

Group 2
Duplin	7,426	15.14%
Onslow	10,896	7.25%

Group 3
Johnston	9,440	7.74%
Wilson	4,457	6.04%
Greene	1,511	7.96%

Group 4
Durham	17,039	7.63%
Chatham	4,743	9.62%
Lee	5,715	11.65%

Group 5
Surry	4,620	6.49%
Yadkin	2,357	6.48%
Forsyth	19,577	6.40%

Group 6
Randolph	8,646	6.63%
Montgomery	2,797	10.43%

Group 7
Mecklenburg	44,871	6.45%
Union	7,637	6.17%

Based on the results of these figures, we decided to begin our operations in the Wake, Durham, Lee and Chatham County area. Our office will be located in Wake County, and our employees will be responsible for going out into the Hispanic communities and getting to know people. Hispanics tend to do business with people that they know and trust, so our initial operations will consist of attending community events, getting involved with the communities and informing residents of our business. Once a clientele base has been established, we will be in each community on a weekly basis to handle clients' needs on site and clients will also be advised to make appointments to come into our offices. A client representative will work with each client to determine their needs and then put together a continuous package of services that will be priced accordingly. Clients will also have the option to request single services as needed. The client representative will be responsible for communicating in Spanish with the client, determining and documenting all client needs, instructing clients on how to perform the necessary tasks, and then assisting the client in completing the necessary tasks. Client representatives will also be responsible for following up with each individual task, and maintaining an ongoing relationship with that client.

We will hire client representatives who are bilingual in Spanish and English. We prefer to hire employees directly from the Hispanic communities that we will be working with, or who have experience in the fields that we will be working with such as banking, legal industries, law enforcement, or immigration. Our employees will be trained to handle all services provided so that each client will have only one client service representative. Trust is the key to doing business in the Hispanic community.

After establishing operations in the Wake, Durham, Chatham and Lee County area, we will then move into areas as indicated in the table and illustration above. These areas have been chosen based on population, proximity, and lack of competition.

Client Service Representatives

We are a start up company and currently have no employees. We will be looking within local Hispanic communities to find our employees who will need to be bilingual in Spanish and English. Many of our employees will potentially join our staff upon graduating from high school. According to the Atlanta Journal-Constitution, approximately 48% of US Hispanics speak both Spanish and English very well and according to the North Carolina College Board, over 1,500 Hispanics graduated from North

Carolina high schools in 2002. The number of Hispanic high school graduates in North Carolina grew rapidly in 2003 and 2004, and that growth is expected to increase further over the next 10 years.

Initially, Mr. Tejeda-Acevedo will perform the duties of office manager and client services representative. We will eventually need to hire an office manager and at least two client service representatives for the Wake, Durham, Chatham and Lee County area. We project that we may need to hire an additional 2 client service representatives within 6 months. Our goal is to hire as many client service representatives from local communities as possible. Upon expanding into our next region, the Duplin and Onslow county area, we plan to use our current office manager to initially set up the office and hire employees to staff that office location. During Year 2, we plan to expand into at least two more tri county areas.

Client Payment Process

According to "Voces Nuevas," many Hispanics prefer to do business in cash; therefore we will adopt operating procedures that allow the acceptance of cash payments for services. Upon determining the needs of a client, the client services representative will inform the client of the cost of services provided. Payment will be expected at the time of service. Clients will be billed based on an hourly fee ranging from $5.15 to $7.00 per hour.

Management Information System

We are relying on computerized information systems and data management software to ensure efficiency, timeliness, and correctness in dealing with our clients. We will also rely on secure computerized networks to ensure ease in our communications between employees and clients.

Legal Concerns

Upon the start of operations, we will work with an experienced immigration attorney to determine the legalities of working with illegal immigrants and our responsibilities in such cases. Our employees will then be instructed on the proper handling of such cases. We may also keep an immigration attorney on retainer to handle any special circumstances that may arise in this business.

Insurance

We maintain liability insurance and errors and omissions insurance to ensure that we are protected in the case that an employee makes a mistake in translating documents or in providing services to a client or in the case that client information is lost or stolen.

Marketing

Our marketing practices will center on personal selling and word of mouth. In our industry, clients want to do business with people that they know and trust. Personal selling will be the best way to gain the initial trust of our potential clients. Our personal selling will be accomplished by actually going into the Hispanic communities and getting to know the residents and by becoming involved with community activities. Once trust is gained within the Hispanic community, word-of-mouth advertising from satisfied clients may well be our best method of attracting new clients.

Our location in the center of the research triangle area will ensure that we will be able to have face to face contact with many Hispanic communities.

Competition

The Hispanic assistance industry is relatively new and untapped, leaving many opportunities for successful business to be established. In the central North Carolina region, we found two web-based organizations currently offering services to the Hispanic community. Ayudate (www.ayudate.org) is a government funded source of basic information for Hispanics on finding housing, education for children, health care, driving information, and other resources. The information provided is general at best, and the only way to contact a person at the office is via e-mail. The web-based nature of Ayudate requires access to the Internet, thus eliminating any Hispanic who does not have access to an internet connection and e-mail.

El Pueblo (www.elpueblo.org) is a 501(c)3 non-profit organization that works in cooperation with Ayudate. This organization is more of a political action and advocacy group for Hispanics. El Pueblo focuses on improving healthcare, education, and legislation for Hispanic communities, as well as training local businesses and organizations in how to be more Hispanic friendly. The El Pueblo offices are located in downtown Raleigh, making it inaccessible to Hispanics in many of the surrounding counties where our business will be located. Also, the web-based nature of El Pueblo requires access to the Internet, thus eliminating any Hispanic who does not have access to an internet connection. It is our belief that these two organizations will be beneficial to our business as opposed to competition.

In Western North Carolina, an organization called Casa Guadalupe uses volunteers to offer services such as translation, tax assistance, immigration referrals, and advocacy services for the Hispanic communities. Currently, Casa Guadalupe is based out of Winston-Salem in Forsyth County, with other offices in Greensboro (Forsyth County), and plans to expand to Asheboro (Randolph County). Casa Guadalupe sees over 750 people a month in its offices. Again, it is our belief that this organization will be beneficial to our business as opposed to competition.

Our plans to have small offices located throughout county regions in North Carolina will allow us to quickly involve ourselves in the Hispanic communities located in those counties. Once relationships are built and a client base is grown, it will be difficult for other Hispanic assistance businesses to establish themselves in our markets. Moving quickly from one county region into another and establishing trust and relationships with the Hispanic communities will be the cornerstone of our success.

Employees

We are a start up company and currently have no employees other than our officers and directors.

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

This section of the prospectus includes a number of forward- looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like: believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements, which apply only as of the date of this prospectus. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or out predictions.

Plan of Operation

We are a start-up corporation and have not yet generated or realized any revenues from our business operations.

We are not going to buy or sell any plant or significant equipment during the next twelve months.

We raised $197,460 gross proceeds, $166,600 net proceeds in a private placement. We believe we can satisfy our cash requirements during the next 12 months. We will not be conducting any product research or development. We do not expect to purchase or sell plant or significant equipment. We expect to hire at least two additional employees in the near future.

We intend to accomplish the foregoing through the following milestones:

1.

We are contacting respected and successful Hispanic businessmen who are helping us connect directly with potential clients. We will attend trade shows that are oriented towards meeting new clients in these fields such as those annually sponsored by the University of North Carolina in Chapel Hill and similar conferences sponsored by the Raleigh Chamber of Commerce. Once we have completed our private placement we will hire an outside web designer to begin development of the website. As more clients are added and as our customer database expands, we will continue to upgrade the website including testimonials from satisfied clients. It will cost a minimum of $3,000 in order to have our website initially operational and $5,000 to have our database initially ready to receive information. The website is operational and the database is anticipated to be ready within 60 to 90 days. Upgrades will be ongoing during the life of our operations.

2.

Our marketing program will include personal selling in conjunction with direct mail and telephone surveys. Our president and CEO Raymond Tejeda-Acevedo is conducting our promotion. He introduces us and our translation features. He gauges interest and opportunity while attempting to gain commitments for our services. Sourcing potential clients consists of telephone surveys and may contain questions that would " qualify" the potential clients. We have devoted $50,000 to our marketing program. Marketing is an ongoing matter that will continue during the life of our operations. We also believe that we should begin to see results from our marketing campaign within the next 60 days.

3.	Within 60 days, we believe that we will begin generating fees from our services.

If we are unable to negotiate sufficient translation and facilitation services we may have to suspend or cease operations. If we cannot generate sufficient fees to continue operations, we will suspend or cease operations. If we cease operations, we do not have any plans to do anything else.

Limited Operating History; Need for Additional Capital

There is no historical financial information about us upon which to base an evaluation of our performance. We have not generated any revenues from operations. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources and possible cost overruns due to price and cost increases in services.

To become profitable and competitive, we have to attract customers and generate revenues. We have no assurance that future financing will be available to us on acceptable terms. If financing is not available on satisfactory terms, we may be unable to continue, develop or expand our operations. Equity financing could result in additional dilution to existing shareholders.

Liquidity and Capital Resources

To meet our need for cash we raised gross proceeds of approximately $197,500, $166,600, net proceeds from our offering. These funds will last at least one year.

Since inception, we have issued 5,000,000 shares of our common stock and received $50.00 and sold 1,974,500 shares of our common stock and raised $197,460.

As of the date of this prospectus, we have not generated any revenues.

We issued 5,000,000 shares of common stock to Raymond Tejeda-Acevedo pursuant to the exemption from registration contained in section 4(2) of the Securities Act of 1933. The purchase price of the shares was $50.00. This was accounted for as a purchase of shares.

We issued 1,974,500 shares of common stock to 45 persons and raised approximately $197,500 pursuant to the exemption from registration contained in Reg. 506 of the Securities Act 1933. This was accounted for as a purchase of shares.

As of October 31, 2006, our total assets were $109,383 and our total liabilities were $2,388.

MANAGEMENT

Officers and Directors

Each of our directors serves until his or her successor is elected and qualified. Each of our officers is elected by the board of directors to a term of one (1) year and serves until his or her successor is duly elected and qualified, or until he or she is removed from office. The board of directors has no nominating, auditing or compensation committees.

The name, address, age and position of our sole officer and director is:

Name and Address	Age	Position(s)

Raymond Tejeda-Acevedo	41	president, principal executive officer,
7424 Brighton Village Drive		treasurer, principal financial
Raleigh, North Carolina 27616		officer, principal accounting officer and
		director

Francisco Javier Gonzalez	47	secretary and director
127 Cameron Woods Dr.
Apex, North Carolina 27523

The persons named above have held their offices/positions since inception of our company and are expected to hold their offices/positions until the next annual meeting of our stockholders.

Background of officers and directors

Raymond Tejeda-Acevedo has served as our president, principal executive officer, secretary, treasurer, principal financial officer, principal accounting officer and sole member of the board of directors since our inception in April 2005.

Since November 1994, Mr. Tejeda-Acevedo, has been employed by Eaton Electrical Inc. in Raleigh, North Carolina. Eaton Electrical Inc. is engaged in the business of UPS Systems Support. Mr. Tejeda-Acevedo has held serveral positions with Eaton Electrical since November 1994 and is currently a customer reliability center manager and a customer service support manager.

Since April 2005, Francisco Javier Gonzalez has been our secretary and a member of the board of directors. From January 1990, to August 2002, Mr. Gonzalez served as President of Fiesta International, Inc., a multinational food retail and consulting company specializing in the needs of the Hispanic consumer. As a consultant he has worked with national food distributors and retail chains to better recognize and prepare a Hispanic food program.

From September 1996, to May 2000, Mr. Gonzalez was the President of Tropical Foods Inc., which became the largest Hispanic food distribution company in the state of North Carolina. While under his management, he was able to acquire contracts with Winn-Dixie, Piggly Wiggly, Super Kmart and many of the leading supermarkets in North Carolina and Virginia.

From April 1981, to September 1985, Mr. Gonzalez was responsible for the office automation of the Technical Support Department for New Jersey Bell Telephone during the critical time of divestiture of AT&T and the Bell companies in the mid 1980's.

From September 1985 to November 1986, Mr. Gonzalez was a consultant to the New Jersey Office of Hispanic Enterprise, serving under then Governor Kean.

From July 1984, to December 1988, Mr. Gonzalez was President of Integrity Limousine Service, a New Jersey based limousine company and was able to acquire contracts with the New York Knicks, New Jersey Nets, New York Giants, Dave Winfield, Malcom Jammar Warner, RJR-Nabisco and IBM.

From May 1986, to October 1987, Mr. Gonzalez served as Executive Vice-President of Business Development for TSM Inc., a sports management company that pursued a purchase of an NBA team.

Mr. Gonzalez has served on the board of directors for the Greater Raleigh Chamber of Commerce, Wachovia Bank, The Pan American Games Bid Committee, St. Augustine' s Celebrity Golf Classic, and IGA.

Conflicts of Interest

We do not foresee any conflicts of interest. Further, we have no policies in place to resolve any future conflicts of interest.

EXECUTIVE COMPENSATION

The following table sets forth the compensation paid by us from inception on April 22, 2005 through October 31, 2006, for our sole officer and director. This information includes the dollar value of base salaries, bonus awards and number of stock options granted, and certain other compensation, if any.

Summary Compensation Table

						Long-Term Compensation
		Annual Compensation				Awards	Payouts
						Securities
				Other	Under	Restricted		Other
				Annual	Options/	Shares or		Annual
Names				Compen-	SARs	Restricted	LTIP	Compen-
Executive Officer and	Year	Salary	Bonus	sation	Granted	Share/Units	Payouts	sation
Principal Position	Ended	(US$)	(US$)	(US$)	(#)	(US$)	(US$)	(US$)

Raymond Tejeda-	2006	0	0	0	0	0	0	0
Acevedo, President	2005	0	0	0	0	0	0	0
and Director	2004	0	0	0	0	0	0	0

Francisco Javier	2006	4,000	0	0	0	0	0	0
Gonzalez, Secretary	2005	0	0	0	0	0	0	0
and Director	2004	0	0	0	0	0	0	0

We have no employment agreements with our officers and directors. We do not contemplate entering into any employment agreements until such time as we begin profitable operations.

The compensation discussed herein addresses all compensation awarded to, earned by, or paid to our named executive officer.

There are no other stock option plans, retirement, pension, or profit sharing plans for the benefit of our officers and directors other than as described herein except our 2005 Equity Compensation Plan. We have not issued any shares under the Plan and no options have been granted thereunder.

Compensation of Directors

Our directors do not receive any compensation for serving as members of the board of directors.

Indemnification

Under our Articles of Incorporation and Bylaws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a law suit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. We may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which he is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Delaware.

Regarding indemnification for liabilities arising under the Securities Act of 1933, which may be permitted to directors or officers under Delaware law, we are informed that, in the opinion of the Securities and Exchange Commission, indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.

PRINCIPAL AND SELLING STOCKHOLDERS

The following table sets forth, as of the date of this prospectus, the total number of shares owned beneficially by each of our directors, officers and key employees, individually and as a group, and the present owners of 5% or more of our total outstanding shares. The table also reflects what their ownership will be assuming completion of the sale of all shares in this offering. The stockholders listed below have direct ownership of their shares and possess sole voting and dispositive power with respect to the shares.

Number of
			Shares After	Percentage of
	Number of	Percentage of	Offering	Ownership After
	Shares	Ownership	Assuming all of	the Offering
Name and Address	Before the	Before the	the Shares are	Assuming all of the
Beneficial Owner [1]	Offering	Offering	Sold	Shares are Sold

Raymond Tejeda-Acevedo	5,000,000	75.01%	5,000,000	75.01%
127 Cameron Woods Drive
Apex, North Carolina 27523

Francisco Javier Gonzalez	0	0.00%	0	0.00%
127 Cameron Woods Dr.
Apex, North Carolina 27523

All officers and directors as	5,000,000	75.01%	5,000,000	75.01%
a group (2 persons)

[1]     Raymond Tejeda-Acevedo and Francisco Javier Gonzalez are our only promoters.

Changes in Control

There are no arrangements which may result in a change of control of La Solucion. There are no known persons that may assume control of us after the offering.

Securities authorized for issuance under equity compensation plans.

We have one equity compensation plan under which our shares of common stock have been authorized for issuance to our officers, directors, employees and consultants, namely our 2005 Equity Compensation Plan. The plan provides for the issuance of stock options for services rendered to us. The board of directors is vested with the power to determine the terms and conditions of the options. The plan includes 1,300,000 common shares. As of March 2, 2007, no options had been granted.

	Number of		Number of securities
	securities to be		remaining available for
	issued upon	Weighted-average	future issuance under
	exercise of	exercise price of	equity compensation
	outstanding	outstanding	plans (excluding
	options, warrants	options, warrants	securities reflected in
	and rights	and rights	column (a))
Plan category	(a)	(b)	(c)

Equity compensation plans approved by security holders:	None	$0.00	None

Equity compensation plans not approved by securities holders:	None	$0.00	1,300,000
TOTAL	None	$0.00	1,300,000

Selling Shareholders

The following table sets forth the name of each selling shareholder, the total number of shares owned prior to the offering, the percentage of shares owned prior to the offering, the number of shares offered, and the percentage of shares owned after the offering, assuming the selling shareholder sells all of his shares and we sell the maximum number of shares.

Percentage of shares
		Percentage of		owned after the
	Total number of	shares owned	Number of	offering assuming all
	shares owned prior	prior to	shares being	of the shares are sold
Name	to offering	offering	offered	in the offering

Baker, Tracy	50,000	0.75	50,000	0%
302 Crimmons Circle
Cary, NC 27511

Balasio, Alex	50,000	0.75	50,000	0%
404 North Laurel Avenue, Unit 32
Charlotte, NC 28204

Cloud, Pamela B.	50,000	0.75	50,000	0%
2440 Oxford Road
Raleigh, NC 27608

Cloud, Randolph E.	50,000	0.75	50,000	0%
2440 Oxford Road
Raleigh, NC 27608

Dan Hudgins	50,000	0.75	50,000	0%
432 Brookcliff Lane
Cary, NC 27511

Dawson, Wallace	50,000	0.75	50,000	0%
100 B artica Court
Cary, NC 27519

Dawson, Hana	50,000	0.75	50,000	0%
100 Bartica Court
Cary, NC 27519

Dunn, Michael	30,000	0.45	30,000	0%
105 Knollwood Drive
Greensboro, NC 27403

Dunn, Dina C.	30,000	0.45	30,000	0%
105 Knollwood Drive
Greensboro, NC 27403

Fahlberg, Martha	5,000	0.07	5,000	0%
12926 Morehead
Chapel Hill, NC 27517-8446

Fowler, William T.	10,000	0.15	10,000	0%
2410 Folger Street
Raleigh, NC 27604

Fuller, Russell M.	30,000	0.45	30,000	0%
1209 Linton Court
Cary, NC 27511

Holmes, James L. Jr.	50,000	0.75	50,000	0%
4122 Glen Laurel Drive
Raleigh, NC 27612

Hudgins, Peter D.	25,000	0.37	25,000	0%
432 Brookcliff Lane
Cary, NC 27511

Jackson, William M.	25,000	0.37	25,000	0%
1308 Briar Patch Lane
Raleigh, NC 27615

John A. Fahlberg	5,000	0.07	5,000	0%
12926 Morehead
Chapel Hill, NC 27517-8446

Johnson, Jessie Mae by Susie L. Ledford (Power of Attorney)	30,000	0.45	30,000	0%

Johnson, Diane T.	50,000	0.75	50,000	0%
106 Clendenen Court
Cary, NC 27513

Johnson, James A.	50,000	0.75	50,000	0%
106 Clendenen Court
Cary, NC 27513

Kazazian, Richard	50,000	0.75	50,000	0%
204 Howell Road
Apex, NC 27523

Kolias, Karen G.	5,000	0.07	5,000	0%
32528 Archdale
Chapel Hill, NC 27517

Kolias, Gus P.	5,000	0.07	5,000	0%
32528 Archdale
Chapel Hill, NC 27517

Ledford, Donald C.	20,000	0.30	20,000	0%
1304 Briar Patch Lane
Raleigh, NC 27615

Mayle-Tyndall, Rebecca	50,000	0.75	50,000	0%
90 Calico Drive
Apex, NC 27523

Mays, Elizabeth H.	50,000	0.75	50,000	0%
100 Clendenen Court
Cary, NC 27513-1780

Mays, Daniel B.	30,000	0.45	30,000	0%
100 Clendenen Court
Cary, NC 27513-1780

Mays, Daniel B. Jr.	50,000	0.75	50,000	0%
100 Clendenen Court
Cary, NC 27513-1780

Mix, Kelly A.	50,000	0.75	50,000	0%
112 Skybrook Drive
Holly Springs, NC 27540

Mix, Thomas	50,000	0.75	50,000	0%
112 Skybrook Drive
Holly Springs, NC 27540

Monteith, Larry	3,000	0.04	3,000	0%
116 Hampton Pines
Morrisville, NC 27560

Monteith, Nancy	3,000	0.04	3,000	0%
116 Hampton Pines
Morrisville, NC 27560

Pickett, Ralph S.	50,000	0.75	50,000	0%
8502-203 Six Forks Road
Raleigh, NC 27615

Regner, Steven L.	50,000	0.75	50,000	0%
828 Parkridge Drive
Clayton, NC 27527

Regner, Melanie R.	50,000	0.75	50,000	0%
828 Parkridge Drive
Clayton, NC 27527

Stanley, Bobby H.	5,000	0.07	5,000	0%
1103 Dixie Drive
Selma, NC 27576

Stanley, Anne P.	5,000	0.07	5,000	0%
1103 Dixie Drive
Selma, NC 27576

Sterrett, Leigh H.	50,000	0.75	50,000	0%
12016 Six Forks Road
Raleigh, NC 27614

Sterrett, Steve	50,000	0.75	50,000	0%
12016 Six Forks Road
Raleigh, NC 27614

Wilkes, William R.	50,000	0.75	50,000	0%
1106 Queensferry Road
Cary, NC 27511

Wilkes, Jo Ellen H.	50,000	0.75	50,000	0%
1106 Queensferry Road
Cary, NC 27511

Williams, Valerie S. L.	50,000	0.75	50,000	0%
2008 Riverview Drive
Clayton, NC 27527

Williams, Michael S.	50,000	0.75	50,000	0%
2008 Riverview Drive
Clayton, NC 27527

Woody, Georgye G.	50,000	0.75	50,000	0%
59502 Cary
Chapel Hill, NC 27517

Woody, Frank S. Jr.	50,000	0.75	50,000	0%
59502 Cary
Chapel Hill, NC 27517

Zimmerman, Riccardo L.	50,000	0.75	50,000	0%
7828 Belgium Drive
Raleigh, NC 27606

TOTALS	1,666,000	24.99	1,666,000	0.00%

We issued the foregoing 1,666,000 shares of common stock as restricted securities pursuant to the exemption from registration contained in Regulation 506 of the Securities Act of 1933 in that a Form Ds was filed with the Securities and Exchange Commission; an offering memorandum was delivered to all purchasers; all purchasers have a preexisting relationship with us. By preexisting relationship we mean that our president, Raymond Tejeda-Acevedo, determined that each investor had such knowledge and experience in financial and business matters that he, she or it was capable of evaluating the merits and risks of the prospective investment and each had an established relationship with Mr. Tejada-Acevedo through previous business dealings or as a result of personal friendship. Further, each investor represented that he was an accredited investor. To our knowledge there are no connections, relationships or arrangements between them and any other entities other than as described herein.

None of the selling shareholders has, or has had within the past three years, any position, office, or other material relationship with us or any of our predecessors or affiliates.

None of the selling shareholders is a broker-dealer or an affiliate of a broker dealer.

Future sales by existing stockholders

A total of 5,000,000 shares of common stock were issued to officer and director, all of which are restricted securities, as defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Securities Act. Under Rule 144, the shares can be publicly sold, subject to volume restrictions and restrictions on the manner of sale, commencing one year after their acquisition.

Shares purchased in this offering, which will be immediately resalable, and sales of all of our other shares after applicable restrictions expire, could have a depressive effect on the market price, if any, of our common stock and the shares we are offering.

There is no public trading market for our common stock. There are no outstanding options or warrants to purchase, or securities convertible into, our common stock. There are forty-five holders of record for our common stock. The record holders are our officer and director and 45 shareholders who collectively own 6,666,000 restricted shares of our common stock.

DESCRIPTION OF SECURITIES

Common Stock

Our authorized capital stock consists of 100,000,000 shares of common stock, par value $0.0001 per share. The holders of our common stock:

*	have equal ratable rights to dividends from funds legally available if and when declared by our board of directors;
*	are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;
*	do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and
*	are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

All shares of common stock now outstanding are fully paid for and non-assessable. We refer you to our Articles of Incorporation, Bylaws and the applicable statutes of the State of Delaware for a more complete description of the rights and liabilities of holders of our securities.

Non-cumulative voting

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in that event, the holders of the remaining shares will not be able to elect any of our directors. After this offering is completed, assuming the sale of all of the shares of common stock, present stockholders will own approximately 75% of our outstanding shares.

Cash dividends

As of the date of this prospectus, we have not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our board of directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Preferred stock

We are authorized to issue 5,000,000 shares of preferred stock with a par value of $0.0001 per share. The terms of the preferred shares is at the discretion of the board of directors. Currently no preferred shares are issued and outstanding.

Anti-takeover provisions

There are no Delaware anti-takeover provisions that may have the affect of delaying or preventing a change in control.

Reports

After we complete this offering, we will not be required to furnish you with an annual report. Further, we will not voluntarily send you an annual report. We will be required to file reports with the SEC under section 15(d) of the Securities Act. The reports will be filed electronically. The reports we will be required to file are Forms 10-KSB, 10-QSB, and 8-K. You may read copies of any materials we file with the SEC at the SEC' s Public Reference Room at 100 F Street, NE, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that will contain copies of the reports we file electronically. The address for the Internet site is www.sec.gov.

Stock Transfer Agent

Pacific Stock Transfer Company, 500 E. Warm Springs Road, Suite 240, Las Vegas Nevada 89123 is our transfer agent.

CERTAIN TRANSACTIONS

In June 2005, we issued 5,000,000 restricted shares of common stock to our president and director, Raymond Tejeda-Acevedo in consideration of $50.00. The shares were issued pursuant to the exemption from registration contained in section 4(2) of the Securities Act of 1933. Mr. Tejeda-Acevedo was furnished with all of the information which is contained in a registration statement and is a sophisticated investor. No commission was paid to anyone in connection with the sale of shares to Mr. Tejeda-Acevedo.

Mr. Gonzalas allows us to use approximately 144 square feet of space at this home for our operations. Mr. Gonzalas does not charge us for the use of the space. Mr. Gonzalez is the secretary of the Company.

LITIGATION

We are not a party to any pending litigation and none is contemplated or threatened.

EXPERTS

Our financial statements for the fiscal years ended October 31, 2006 and 2005 included in this prospectus have been audited by Williams & Webster, P.S., 601 West Riverside Avenue, Suite 1940, Spokane, Washington 99201, as set forth in their report included in this prospectus. Their audit report is given upon their authority as experts in accounting and auditing.

LEGAL MATTERS

Conrad C. Lysiak, Attorney at Law, 601 West First Avenue, Suite 903, Spokane, Washington 99201, telephone (509) 624-1475 has acted as our legal counsel. Mr. Lysiak has opined on the validity of the shares being offered in this prospectus.

FINANCIAL STATEMENTS

Our fiscal year end is October 31. We will provide audited financial statements to our stockholders on an annual basis; the statements will be audited by a firm of Certified Public Accountants.

Our audited financial statements for the years ended October 31, 2006 and 2005 immediately follow:

La Solucion, Inc.
Chapel Hill, NC

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have audited the accompanying balance sheets of La Solucion, Inc. (a development stage company) as of October 31, 2006 and 2005, and the related statements of operations, stockholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company' s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of La Solucion, Inc. as of October 31, 2006 and 2005, and the results of its operations, stockholders' equity and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

WILLIAMS & WEBSTER, P.S.
Williams & Webster, P.S.
Certified Public Accountants
Spokane, Washington
January 24, 2007

LA SOLUCION, INC.
(A Development Stage Company)
BALANCE SHEETS

	October 31,	October 31,
	2006	2005
ASSETS

CURRENT ASSETS
Cash	$109,383	$194,446
Total Current Assets	109,383	194,446

TOTAL ASSETS	$109,383	$194,446

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable	$2,388	$2,540
Total Current liabilities	2,388	2,540

TOTAL LIABILITIES	2,388	2,540

STOCKHOLDERS' EQUITY
Preferred stock, 5,000,000 shares authorized; $0.0001
par value; 0 shares issued and outstanding
Common stock, 100,000,000 shares authorized; $0.0001	-	-
par value; 6,666,000 and 6,974,500 shares issued and outstanding, respectively	666	697
Additional paid-in capital	165,994	196,813
Deficit accumulated during development stage	(59,665)	(5,604)
Total Stockholders' Equity	106,995	191,906

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$109,383	$194,446

The accompanying notes are an integral part of these financial statements.

LA SOLUCION, INC.
(A Development Stage Company)
STATEMENT OF OPERATIONS

						From Inception
						(April 22, 2005)
		Year Ended				through
		October 31,		October 31,		October 31,
		2006		2005		2006

REVENUES		$-		$-		$-

EXPENSES
General and administrative		33,533		5,604		39,137
Professional fees		24,541		-		24,541
TOTAL EXPENSES		58,074		5,604		63,678

LOSS FROM OPERATIONS		(58,074)		(5,604)		(63,678)

OTHER INCOME
Interest Income		4,013		-		4,013

LOSS BEFORE TAXES		(54,061)		(5,604)		(59,665)

PROVISION FOR INCOME TAXES		-		-		-

NET LOSS		$(54,061)		$(5,604)		$(59,665)

NET LOSS PER COMMON SHARE,
BASIC AND DILUTED	$	nil	$	nil	$	nil

WEIGHTED AVERAGE NUMBER
OF COMMON SHARES OUTSTANDING,
BASIC AND DILUTED		6,691,708		4,624,510

The accompanying notes are an integral part of these financial statements.

LA SOLUCION, INC.
(A Development Stage Company)
STATEMENT OF STOCKHOLDERS' EQUITY

				Deficit
				Accumulated
	Common Stock		Additional	During	Total
	Number		Paid-in	Development	Stockholders'
	of Shares	Amount	Capital	Stage	Equity

Balance, April 22, 2005 (inception)	-	$-	$-	$-	$-

Common stock issued for cash at $0.0001
per share for founder	5,000,000	500	(450)	-	50

Common stock issued for cash at $0.10
per share for investors	1,974,500	197	197,263		197,460

Net loss for the period ended, October 31, 2005	-	-	-	(5,604)	(5,604)

Balance, October 31, 2005	6,974,500	697	196,813	(5,604)	191,906

Treasury stock purchased December 13, 2005	(308,500)	(31)	(30,819)	-	(30,850)

Net loss for the period ended October 31, 2006	-	-	-	(54,061)	(54,061)

Balance, October 31, 2006	6,666,000	$666	$165,994	$(59,665)	$106,995

The accompanying notes are an integral part of these financial statements.

LA SOLUCION, INC.
(A Development Stage Company)
STATEMENT OF CASH FLOWS

			From Inception
			(April 22, 2005)
			through
	October 31,	October 31,	October 31,
	2006	2005	2006
CASH FLOWS FROM OPERATING ACTIVITIES:

Net loss	$(54,061)	$(5,604)	(59,665)
Adjustments to reconcile net loss to net cash used in
operating activities:
Increase (decrease) in accounts payable	(152)	2,540	2,388
Net cash used by operating activities	(54,213)	(3,064)	(57,277)

CASH FLOWS PROVIDED BY INVESTING ACTIVITIES:	-	-	-

CASH FLOWS PROVIDED BY FINANCING ACTIVITIES:
Issuance of common stock for cash	-	197,510	197,510
Purchase of treasury stock	(30,850)	-	(30,850)
Net cash provided (used) by financing activities	(30,850)	197,510	166,660

NET INCREASE (DECREASE) IN CASH	(85,063)	194,446	109,383

CASH - BEGINNING OF PERIOD	194,446	-	-

CASH - END OF PERIOD	$109,383	$194,446	$109,383

SUPPLEMENTAL CASH FLOW DISCLOSURES:
Income taxes paid	$-	$-	$-
Interest paid	$-	$-	$-

The accompanying notes are an integral part of these financial statements.

LA SOLUCION, INC.
NOTES TO FINANCIAL STATEMENTS
OCTOBER 31, 2006

NOTE 1 B DESCRIPTION OF BUSINESS

La Solucion, Inc. (hereinafter, the " Company" ) was incorporated on April 22, 2005 in the State of Delaware.

The principal business of the Company is to provide daily assistance, such as facilitation of the processes relating to banking, renting an apartment, etc., to the non-English speaking Hispanic population in North Carolina. The Company' s year-end is October 31.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

This summary of significant accounting policies of La Solucion, Inc. is presented to assist in understanding the Company's financial statements. The financial statements and notes are representations of the Company's management, which is responsible for their integrity and objectivity. These accounting policies conform to accounting principles generally accepted in the United States of America, and have been consistently applied in the preparation of the financial statements.

Accounting Method
The Company's financial statements are prepared using the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America.

Accounting Pronouncements - Recent
In September 2006, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 157, "Fair Value Measurements" (hereinafter "SFAS No. 157) which defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles (GAAP), and expands disclosures about fair value measurements. Where applicable, SFAS No. 157 simplifies and codifies related guidance within GAAP and does not require any new fair value measurements. SFAS No. 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. Earlier adoption is encouraged. The Company does not expect the adoption of SFAS No. 157 to have a significant immediate effect on its financial position or results of operations.

In June 2006, the Financial Accounting Standards Board issued FASB Interpretation No. 48, " Accounting for Uncertainty in Income Taxes - an interpretation of FASB Statement No. 109" (hereinafter "FIN 48"), which prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. FIN 48 also provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. FIN 48 is effective for fiscal years beginning after December 15, 2006. The Company does not expect the adoption of FIN 48 to have a material immediate impact on its financial reporting. The Company is currently evaluating the impact, if any, the adoption of FIN 48 will have on its disclosure requirements.

LA SOLUCION, INC.
NOTES TO FINANCIAL STATEMENTS
OCTOBER 31, 2006

In February 2006, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 155, " Accounting for Certain Hybrid Financial Instruments, an Amendment of FASB Standards No. 133 and 140" (hereinafter " SFAS No. 155" ). This statement established the accounting for certain derivatives embedded in other instruments. It simplifies accounting for certain hybrid financial instruments by permitting fair value remeasurement for any hybrid instrument that contains an embedded derivative that otherwise would require bifurcation under SFAS No. 133 as well as eliminating a restriction on the passive derivative instruments that a qualifying special-purpose entity (" SPE" ) may hold under SFAS No. 140. This statement allows a public entity to irrevocably elect to initially and subsequently measure a hybrid instrument that would be required to be separated into a host contract and derivative in its entirety at fair value (with changes in fair value recognized in earnings) so long as that instrument is not designated as a hedging instrument pursuant to the statement. SFAS No. 140 previously prohibited a qualifying special-purpose entity from holding a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instrument. This statement is effective for fiscal years beginning after September 15, 2006, with early adoption permitted as of the beginning of an entity' s fiscal year. Management believes the adoption of this statement will have no impact on the Company' s financial condition or results of operations.

In May 2005, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 154, " Accounting Changes and Error Corrections," (hereinafter " SFAS No. 154" ) which replaces Accounting Principles Board Opinion No. 20, " Accounting Changes," and SFAS No. 3, " Reporting Accounting Changes in Interim Financial Statements B An Amendment of APB Opinion No. 28." SFAS No. 154 provides guidance on accounting for and reporting changes in accounting principle and error corrections. SFAS No. 154 requires that changes in accounting principle be applied retrospectively to prior period financial statements and is effective for fiscal years beginning after December 15, 2005. The Company does not expect SFAS No. 154 to have a material impact on its financial position, results of operations, or cash flows.

In December 2004, the Financial Accounting Standards Board issued a revision to Statement of Financial Accounting Standards No. 123 (revised 2004), " Share-Based Payments" (hereinafter " SFAS No. 123 (R)" ). This statement replaces FASB Statement No. 123, " Accounting for Stock-Based Compensation," and supersedes APB Opinion No. 25, " Accounting for Stock Issued to Employees." SFAS No. 123 (R) establishes standards for the accounting for share-based payment transactions in which an entity exchanges its equity instruments for goods or services. It also addresses transactions in which an entity incurs liabilities in exchange for goods or services that are based on the fair value of the entity' s equity instruments or that may be settled by the issuance of those equity instruments. This statement covers a wide range of share-based compensation arrangements including share options, restricted share plans, performance-based award, share appreciation rights and employee share purchase plans. SFAS No. 123 (R) requires a public entity to measure the cost of employee services received in exchange for an award of equity instruments based on the fair value of the award on the grand date (with limited exceptions). That cost will be recognized in the entity' s financial statements over the period during which the employee is required to provide services in exchange for the award. Management does not expect the adoption of SFAS No. 123(R) to immediately impact its operations or financial position.

LA SOLUCION, INC.
NOTES TO FINANCIAL STATEMENTS
OCTOBER 31, 2006

Cash and Cash Equivalents
For purposes of the statement of cash flows, the Company considers all highly liquid investments and short-term debt instruments with original maturities of three months or less to be cash equivalents.

Derivative Instruments
The Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 133, " Accounting for Derivative Instruments and Hedging Activities" (hereinafter " SFAS No. 133" ), as amended by SFAS No. 137, " Accounting for Derivative Instruments and Hedging Activities B Deferral of the Effective Date of FASB No. 133," and SFAS No. 138, " Accounting for Certain Derivative Instruments and Certain Hedging Activities," and SFAS No. 149, " Amendment of Statement 133 on Derivative Instruments and Hedging Activities." These statements establish accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities. They require that an entity recognize all derivatives as either assets or liabilities in the balance sheet and measure those instruments at fair value.

If certain conditions are met, a derivative may be specifically designated as a hedge, the objective of which is to match the timing of gain or loss recognition on the hedging derivative with the recognition of (i) the changes in the fair value of the hedged asset or liability that are attributable to the hedged risk or (ii) the earnings effect of the hedged forecasted transaction. For a derivative not designated as a hedging instrument, the gain or loss is recognized in income in the period of change.

At October 31, 2006 and 2005, the Company has not engaged in any transactions that would be considered derivative instruments or hedging activities.

Earnings Per Share
The Company has adopted Statement of Financial Accounting Standards No. 128, which provides for calculation of "basic" and "diluted" earnings per share. Basic earnings per share includes no dilution and is computed by dividing net income (loss) available to common shareholders by the weighted average common shares outstanding for the period. Diluted earnings per share reflect the potential dilution of securities that could share in the earnings of an entity similar to fully diluted earnings per share. Basic and diluted losses per share were the same at the reporting dates as there were no common stock equivalents outstanding.

Fair Value of Financial Instruments
The Company's financial instruments as defined by Statement of Financial Accounting Standards No. 107, "Disclosures about Fair Value of Financial Instruments," include cash, trade accounts receivable, and accounts payable and accrued expenses. All instruments are accounted for on a historical cost basis, which, due to the short maturity of these financial instruments, approximates fair value at the reporting dates.

LA SOLUCION, INC.
NOTES TO FINANCIAL STATEMENTS
OCTOBER 31, 2006

Provision for Taxes
Income taxes are provided based upon the liability method of accounting pursuant to Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes." Under this approach, deferred income taxes are recorded to reflect the tax consequences in future years of differences between the tax basis of assets and liabilities and their financial reporting amounts at each year-end. A valuation allowance is recorded against deferred tax assets if management does not believe the Company has met the "more likely than not" standard imposed by SFAS No. 109 to allow recognition of such an asset.

At October 31, 2006, the Company had deferred tax assets calculated at an expected rate of 34% of $20,286 principally arising from net operating loss carryforwards for income tax purposes. As management of the Company cannot determine that it is more likely than not that the Company will realize the benefit of the deferred tax asset, a valuation allowance equal to the deferred tax asset has been recorded. The significant components of the net deferred tax asset were as follows:

	October 31,	October 31,
	2005	2006

Net operating loss carryforward	$59,665	$5,604

Deferred tax asset	$20,286	$1,905
Deferred tax asset valuation allowance	(20,286)	(1,905)

Net deferred tax asset	$-	$-

At October 31, 2006, the Company has net operating loss carryforwards of $59,665 which begin to expire in the year 2025. The change in the valuation allowance for October 31, 2005 to 2006 was $ 18,381.

Reclassification
Certain amounts from prior periods have been reclassified to conform to the current period presentation. This reclassification has resulted in no changes to the Company's accumulated deficit or net losses presented.

Stock-Based Compensation
The Company measures compensation costs based on the estimated fair value of the award and recognizes that cost over the service period. In accordance with Statement of Financial Accounting Standards No. 123 (R), the fair value of stock options and warrants granted are estimated using the Black-Scholes option pricing model.

LA SOLUCION, INC.
NOTES TO FINANCIAL STATEMENTS
OCTOBER 31, 2006

Use of Estimates
The process of preparing financial statements in conformity with accounting principles generally accepted in the United States of America requires the use of estimates and assumptions regarding certain types of assets, liabilities, revenues, and expenses. Such estimates primarily relate to unsettled transactions and events as of the date of the financial statements. Accordingly, upon settlement, actual results may differ from estimated amounts.

NOTE 3 - CAPITAL STOCK

Preferred Stock
The Company is authorized to issue 5,000,000 shares of preferred stock with a par value of $0.0001. As of October 31, 2006, the Company has not issued any preferred stock.

Common Stock
The Company is authorized to issue 100,000,000 shares of $0.0001 par value common stock. All shares have equal voting rights, are non-assessable and have one vote per share. Voting rights are not cumulative and, therefore, the holders of more than 50% of the common stock could, if they choose to do so, elect all of the directors of the Company.

In its initial capitalization in fiscal year 2005, the Company issued 6,974,500 shares of common stock for a total of $197,510 in cash.

In fiscal year 2006, the Company purchased back and retired 308,500 shares of common stock for a total of $30,850.

NOTE 4 - STOCK OPTIONS

On June 3, 2005, the Company's board approved the 2005 Equity Compensation Plan to issue up to 1,300,000 non-qualified stock options. As of October 31, 2006, the Company has not issued any options under the plan.

NOTE 5 - CONCENTRATIONS

Bank Accounts
The Company maintains its cash accounts in a single commercial bank. At October 31, 2006, the Company has $9,383 in excess of the federally insured amount in bank accounts maintained in the United States.

LA SOLUCION, INC.
NOTES TO FINANCIAL STATEMENTS
OCTOBER 31, 2006

Operating Concentrations
The Company is developing operations to provide a service to a specific market in a single geographic location, North Carolina.

Until _______________ 2006, ninety days after the date of this prospectus, all dealers effecting transactions in our registered securities, whether or not participating in this distribution, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The only statute, charter provision, bylaw, contract, or other arrangement under which any controlling person, director or officer of the Registrant is insured or indemnified in any manner against any liability which he may incur in his capacity as such, is as follows:

1.	Article X of the Articles of Incorporation of the company, filed as Exhibit 3.1 to the Registration Statement.

2.	Article X of the Bylaws of the company, filed as Exhibit 3.2 to the Registration Statement.

3.	Delaware Corporation Law, Section 145.

The general effect of the foregoing is to indemnify a control person, officer or director from liability, thereby making the company responsible for any expenses or damages incurred by such control person, officer or director in any action brought against them based on their conduct in such capacity, provided they did not engage in fraud or criminal activity.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The estimated expenses of the offering (assuming all shares are sold), all of which are to be paid by the registrant, are as follows:

SEC Registration Fee	$17.85
Printing Expenses	$482.15
Auditing Fees	$9,500.00
Blue Sky Fees/Expenses	0
Legal Fees/ Expenses	20,000,00
Transfer Agent Fees	0
TOTAL	$30,000.00

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES.

Since inception, the Registrant has sold the following securities which were not registered under the Securities Act of 1933, as amended.

Name and Address	Date	Shares	Consideration

Raymond Tejeda-Acevedo	June 2, 2005	5,000,000	$50.00
127 Cameron Woods Drive
Apex, North Carolina 27523

We issued the foregoing restricted shares of common stock to sole officer and director pursuant to Section 4(2) of the Securities Act of 1933. Raymond Tejeda-Acevedo is a sophisticated investor and was in possession of all material information relating to the company. Further, no commissions were paid to anyone in connection with the sale of the shares and general solicitation was not made to anyone.

In October 2005 we completed a private placement of 1,974,500 shares of common stock to 52 investors in consideration of approximately $197,500. The shares were issued as restricted securities pursuant to the exemption from registration contained in Regulation 506 of the Securities Act of 1933 in that a Form D was filed with the Securities and Exchange Commission; an offering memorandum was delivered to each purchaser; each purchaser was solicited by our sole officer and director, Raymond Tejeda-Acevedo; each purchaser executed a subscription agreement; each purchaser represented he or she was an accredited investor; and, each purchaser had a preexisting relationship with us. By preexisting relationship we mean that our sole officer and director determined that each investor had such knowledge and experience in financial and business matters that he or she was capable of evaluating the merits and risks of the prospective investment and each had an established relationship with Raymond Tejeda-Acevedo through previous business dealings or as a result of personal friendship. All of the investors were accredited investors as that term is defined in Reg. D of the Securities Act of 1933. To our knowledge there are no connections, relationships or arrangements between them and any other entities other than as described herein. In February 2006, seven of the investors requested the return of their funds. We returned the funds to the seven investors. The amount returned was $30,850.

ITEM 27. EXHIBITS.

The following documents are filed with this Form SB-2 registration statement:

Exhibit	Document Description

3.1	Certificate of Incorporation.
3.1A	Amended and Restated Certificate of Incorporation.
3.2	Bylaws.
4.1	Specimen Stock Certificate.
5.1	Opinion of Conrad C. Lysiak, Attorney at Law
10.1	2005 Equity Compensation Plan
23.1	Consent of Williams & Webster, P.S., Certified Public Accountants
23.2	Consent of Conrad C. Lysiak

ITEM 28. UNDERTAKINGS.
A.	The undersigned Registrant hereby undertakes:

	(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to:

		(a)	include any prospectus required by Section 10(a)(3) of the Securities Act;

(b)

reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in maximum aggregate offering price set forth in the " Calculation of Registration Fee" table in the effective registration statement; and

		(c)	include any additional or changed material information with respect to the plan of distribution.

(2)

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

	(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)

To provide to the underwriters at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

(5)

For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of a registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of the registration statement as of the time it was declared effective.

(6)

For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

	(7)	For the purpose of determining liability under the Securities Act to any purchaser:

Each prospectus filed pursuant to Rule 424(b) under the Securities Act as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (' ' 230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

	(8)	For the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

		(a)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 of this chapter;

		(b)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(c)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

		(d)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

B.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

C.

To provide to the underwriter at the closing specified in the Underwriting Agreement certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

D.	The undersigned Registrant hereby undertakes that:

(1)

For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)

For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing of this Form SB-2 Registration Statement and has duly caused to the Form SB-2 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Chapel Hill, North Carolina, on this 2nd day of March, 2006.

LA SOLUCION, INC.

BY:	RAYMOND TEJEDA-ACEVEDO
Raymond Tejeda-Acevedo, President, Principal Executive Officer, Treasurer, Principal Accounting Officer, Principal Financial Officer and a member of the Board of Directors

KNOW ALL MEN BY THESE PRESENT, that each person whose signature appears below constitutes and appoints Raymond Tejeda-Acevedo, as true and lawful attorney-in-fact and agent, with full power of substitution, for his and in his name, place and stead, in any and all capacities, to sign any and all amendment (including post-effective amendments) to this registration statement, and to file the same, therewith, with the Securities and Exchange Commission, and to make any and all state securities law or blue sky filings, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite or necessary to be done in about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying the confirming all that said attorney-in-fact and agent or any substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Form SB-2 Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

RAYMOND TEJEDA-ACEVEDO	President, Principal Executive Officer, Treasurer	March 2, 2007
Raymond Tejeda-Acevedo	Principal Accounting Officer, Principal Financial
Officer and a member of the Board of Directors

FRANCISCO JAVIER GONZALEZ	Secretary and member of the Board of Directors	March 2, 2007
Francisco Javier Gonzalez